Exhibit 99.4

LETTER AGREEMENT

January 30, 2026

Dear Anthony Mifsud:

We are pleased to inform you that the Board of Trustees of COPT Defense Properties (the “Company”) has determined that, effective as of January 1, 2026 (the “Participation Date”), you will continue to participate in the COPT Defense Properties, COPT Defense Properties L.P. Second Amended & Restated Executive Change in Control and Severance Plan (the “Plan”) as a Covered Executive, subject to the terms and conditions of the Plan, for a period of 5 years from the Participation Date (the “Participation Period”), at which point you will cease to participate in the Plan unless otherwise agreed by you, the Company and the Employer. Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Plan.

The terms of the Plan are detailed in the copy of the Plan that is attached as Exhibit A to this Letter Agreement, and those terms, including without limitation, Sections 6 and 7 of the Plan, are incorporated in and made a part of this Letter Agreement. As described in more detail in the Plan, the Plan entitles you to certain severance benefits in the event that your employment with the Employer terminates under certain circumstances. By signing this Letter Agreement and as a condition of your eligibility for the payments and benefits set forth in the Plan, you agree to comply with the provisions of the Plan and you agree to comply with the provisions of the confidentiality, non-competition, non-solicitation and non-disparagement requirements set forth on Exhibit B to this Letter Agreement (collectively the “Restrictive Covenants”) during your employment and, to the extent required by the Restrictive Covenants, after your employment ends regardless of the reason for the ending of such employment (and regardless of whether such termination occurs during the Participation Period); provided that, unless otherwise agreed by you, the provisions of Section 2(a) of the Restrictive Covenants (i.e., the Non-Competition Covenant, as defined therein) will not apply following a termination of your employment in the event that such termination occurs after the end of the Participation Period. Your Termination Payment Multiple shall be 1.00, your Change in Control Termination Payment Multiple shall be 2.99, and your Maximum Medical Benefit Continuation Period shall be 1 year.

This Letter Agreement and the Plan constitute the entire agreement between you and the Company with respect to the subject matter hereof and, as of the Participation Date, shall supersede in all respects any and all prior agreements between you and the Company, including the Letter Agreement dated November 1, 2021, concerning such subject matter.

By signing below, you agree to the terms and conditions of the Restrictive Covenants set forth on Exhibit B hereto, and acknowledge (i) your participation in the Plan pursuant to this Letter Agreement as of the Participation Date, (ii) that you have received and read a copy of the Plan, (iii) that you agree that any termination benefits provided for in the Plan are subject to all of the terms and conditions of the Plan and you agree to such terms and conditions, (iv) that the Company and the Employer may amend or terminate the Plan at any time, and (v) that the Restrictive Covenants shall survive and continue to apply notwithstanding (a) any amendment or termination of the Plan (or the benefits to be provided thereunder) in the future or (b) except as set forth above with respect to the Non-Competition Covenant, the expiration of the Participation Period.

Congratulations on being selected to participate in the Plan.

“Employer”

COPT Defense Properties L.P., a Delaware limited partnership

By: COPT Defense Properties, a Maryland real estate investment trust

By:	/s/ Stephen E. Budorick
Name: Stephen E. Budorick
Title: President & CEO

“Company”
COPT Defense Properties, a Maryland real estate investment trust

By:	/s/ Stephen E. Budorick
Name: Stephen E. Budorick
Title: President & CEO

AGREED TO AND ACCEPTED

/s/ Anthony Mifsud
Anthony Mifsud

2

EXHIBIT A
TO THE LETTER AGREEMENT

See the Plan filed as Exhibit 99.1 to this Form 8-K

EXHIBIT B
TO THE LETTER AGREEMENT

Restrictive Covenants
1.
Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the COPT Defense Properties, COPT Defense Properties L.P. Second Amended & Restated Executive Change in Control and Severance Plan (the “Plan”) and in the Letter Agreement under the Plan to which this Exhibit B is attached. In consideration of, among other things, the Covered Executive’s participation in the Plan and continued employment by the Employer, the Covered Executive agrees to comply with the covenants, terms and conditions set forth below. The Covered Executive acknowledges that the covenants, terms and conditions set forth below will continue to apply notwithstanding any amendment or termination of the Plan (or the benefits to be provided thereunder) in the future.

1.Confidentiality and Loyalty. The Covered Executive acknowledges that heretofore or hereafter during the course of the Covered Executive’s employment the Covered Executive has produced and received, and may hereafter produce, receive and otherwise have access to various materials, records, data, trade secrets and information not generally available to the public (collectively, “Confidential Information”) regarding the Employer and its subsidiaries and affiliates. Accordingly, during and subsequent to termination of the Covered Executive’s employment with the Employer, the Covered Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by law or by any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with the performance by the Covered Executive of the Covered Executive’s duties hereunder. All information, records, files, documents, computer diskettes, computer programs and other computer-generated material, as well as all other materials or copies thereof relating to the business of the Employer, which the Covered Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer’s premises without its written consent, and shall be promptly returned to the Employer upon termination of the Covered Executive’s employment or at the Company’s request. The Covered Executive agrees to abide by the reasonable policies of the Employer, as in effect from time to time, respecting confidentiality and the avoidance of interests conflicting with those of the Employer. Notwithstanding any other provision herein or any policy or procedure of the Company, nothing herein or therein prohibits the Covered Executive from filing a charge or complaint with any federal, state or local governmental agency or commission (“Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation. The Company acknowledges and agrees that the Covered Executive does not need the prior authorization of any representative of the Company to file any such charge or complaint or to communicate with any Government Agencies or otherwise to participate in any investigation or proceeding that may be commenced by any Government Agency including providing documents or other information without notice to the Company. The Covered Executive acknowledges and understands that the Covered Executive shall not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret that (i) is made in confidence to a federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Covered Executive further acknowledges and understands that nothing herein is intended to impair the Covered Executive’s right to receive an award from any Government Agencies for information provided under any whistleblower or similar program.
2.Non-Competition; Non-Solicitation; Non-Disparagement.
(a)Non-Competition. The Employer and the Covered Executive have jointly reviewed the tenant lists, property submittals, logs, broker lists, and operations of the Employer, and have agreed that as an essential ingredient of and in consideration of the Covered Executive’s participation in the Plan, the Covered Executive hereby agrees that, except with the express prior written consent of the Employer, while the Covered Executive is employed by the Employer and for a period of 12 months after the termination of the Covered Executive’s employment with the Employer for any reason (the “Restrictive Period”), the Covered Executive will not directly or indirectly compete with the business of the Employer, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, investing, or by directly or indirectly (including, but not limited to, through a joint venture) serving as an employee, officer, trustee or director of or consultant or other external advisor to a Similar Business (as defined below) (the “Non-Competition Covenant”). For purposes of this paragraph (a), a business shall be considered to be a “Similar Business” as of a particular date if it is engaged in the ownership, development, operation, management or leasing of real estate in any geographic market or submarket in which the Employer either (i) owned, developed, operated or leased, collectively, more than 1,000,000 square feet of property of the same or similar type (e.g., office, data center, industrial, residential or self-storage) as of the earliest of such date, the date of termination of the Covered Executive’s employment with the Employer or the date of a Change in Control (as defined in the Plan), or (ii) had commenced construction or agreed to acquire or manage more than 500,000 square feet of property of the same or similar type within the 12 months preceding the earliest of such date, the date of termination of the Covered Executive’s employment with the Employer or the date of a Change in Control (as defined in the Plan). If the Covered Executive violates the Non-Competition Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Non-Competition Covenant. Accordingly, the Non-Competition Covenant shall be deemed to have the duration specified in this paragraph (a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Non-Competition Covenant by the Covered Executive. The foregoing Non-Competition Covenant shall not prohibit a Covered Executive from owning, directly or indirectly, capital stock or similar securities which are listed on a securities exchange which do not represent more than five percent (5%) of the outstanding capital stock of any corporation.
(b)Non-Solicitation. The Covered Executive agrees that, except with the express prior written consent of the Employer, while the Covered Executive is employed by the Employer and for a period of 12 months thereafter, the Covered Executive will not directly or indirectly solicit or induce, or attempt to solicit or induce, any employee or agent of Employer to terminate employment with Employer or become employed by any other person, firm, partnership, corporation, trust or other entity, or any customer, client, independent contractor, business relation, or any other person or entity to cease doing business with the Company.
(c)Non-Disparagement. While the Covered Executive is employed and for twelve (12) months following termination of a Covered Executive’s employment for any reason,

the Covered Executive shall not intentionally disclose or cause to be disclosed any negative, adverse or derogatory comments or information about (i) the Employer or its employees or the trustees of the Company; (ii) the properties of or any product or service provided by the Employer; or (iii) the Employer’s prospects for the future. For twelve (12) months following termination of the Covered Executive’s employment for any reason, the Employer shall not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about the Covered Executive. Nothing in this Section shall prohibit either the Employer or a Covered Executive from testifying truthfully in any legal or administrative proceeding or making any other truthful disclosure required by applicable law.
(d)Remedies for Certain Breached. The Covered Executive acknowledges that the restrictions contained in Sections 1 and 2 of this Exhibit B are reasonable and necessary for the protection of the legitimate proprietary business interests of the Employer; that any violation of these restrictions would cause substantial injury to the Employer and such interests; that the Employer would not have caused the Covered Executive to participate under the Plan without receiving the additional consideration offered by the Covered Executive in binding himself to these restrictions; and that such restrictions were a material inducement to the Employer to offer the benefits set forth in the Plan. In the event of any violation or threatened violation of these restrictions, the Employer shall be relieved of any further obligations under the Plan, shall be entitled to seek any rights, remedies or damages available at law, in equity or otherwise under the Plan, and shall be entitled to seek preliminary and temporary injunctive relief granted by a court of competent jurisdiction to prevent or restrain any such violation by the Covered Executive and any and all persons directly or indirectly acting for or with the Covered Executive, as the case may be, while awaiting the decision of the arbitrator selected in accordance with Section 6 of the Plan, which decision, if rendered adverse to the Covered Executive, may include permanent injunctive relief to be granted by the court.
(e)Definition of Employer. For purposes of Sections 1 and 2, the term “Employer” shall be deemed to include all of the Employer’s subsidiaries and affiliates.
3.Arbitration of Disputes; Enforcement and Governing Law. Sections 6 and 7 of the Plan are expressly incorporated by reference into this Exhibit B.

EXHIBIT II

RELEASE

See the Plan filed as Exhibit 99.1 to this Form 8-K